UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[_]	Soliciting Material Pursuant to §240.14a-12

PRECISION THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRECISION THERAPEUTICS INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 28, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Precision Therapeutics Inc. (the “Company” or “Precision”) on December 28, 2018, at 3:00 PM (Central Standard Time) at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purpose:

1.	To elect six members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To conduct any other business as more fully described in the proxy statement accompanying this Notice.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is November 28, 2018. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

December 7, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any stockholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 28, 2018:

The Proxy Statement is

available at http://investors.skylinemedical.com

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

PROPOSAL 1: ELECTION OF DIRECTORS	6

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8

TRANSACTIONS WITH RELATED PERSONS	13

RELATED PARTY TRANSACTIONS	13

EQUITY COMPENSATION PLAN INFORMATION	14

EXECUTIVE COMPENSATION	15

DIRECTOR COMPENSATION	20

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

FORM 10-K	25

OTHER MATTERS	26

PRECISION THERAPEUTICS INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 28, 2018

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or the “Board”) of Precision Therapeutics Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of the Company’s counsel, Maslon LLP on December 28, 2018, at 3:00 PM (Central Standard Time), including any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about December 7, 2018, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on November 28, 2018, will be entitled to vote at the Annual Meeting. On the record date, there were 12,991,748 shares of common stock of the Company outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on November 28, 2018, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on November 28, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

1.                   To elect six members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

2.                   To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

How do I vote?

For Proposal 1, you may either vote “FOR” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote by email, complete, sign and date the enclosed proxy card and scan and email it to cdalton@corporatestock.com. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Standard Time) on December 28, 2018, to be counted.

•

To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to (303) 282-5800. Your vote must be received by 4:00 PM Eastern Time (3:00 PM Central Standard Time) on December 28, 2018, to be counted.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive. If you would like directions to the offices of the company’s counsel, Maslon LLP, please call (651) 389-4800.

Internet Voting

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of November 28, 2018.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, the shares represented by that proxy will be voted as follows: “FOR” Precision Proposal No. 1 to elect six members to its Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified; and “FOR” Precision Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at http://investors.skylinemedical.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may send a written notice to the Secretary of the Company before the Annual meeting stating that you would like to revoke your proxy.

•	If you have signed and returned a paper proxy card, you may sign a new proxy card bearing a later date and submit it as instructed above.

•	If you have voted by telephone or Internet, you may cast a new vote by telephone or over the Internet as instructed above.

•	You may attend the Annual Meeting and vote in person, but attendance alone will not revoke a proxy. You must specifically request at the meeting that your proxy be revoked.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and with respect to the other proposals, votes “FOR” and “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for Proposal 2, for which broker non-votes will have the same effect as “Against” votes.

Is cumulative voting permitted for the election of directors?

No. You will not be permitted to cumulate your votes for the election of directions. Under Delaware law, stockholders are not entitled to cumulative voting rights unless a corporation’s certificate of incorporation explicitly authorizes such rights. The Company’s certificate of incorporation does not authorize cumulative voting rights for stockholders.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal 2 is a matter considered routine under the NYSE rules. All other proposals are matters considered non-routine by the New York Stock Exchange, and therefore, there may be broker non-votes on these proposals.

How many votes are needed to approve each proposal?

—	For Proposal 1, the election of directors, who are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, the nominees receiving the most “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome.

—	To be approved, Proposal 2 must receive a “For” vote from majority of shares of capital stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting.. If you “Abstain” from voting, it will have the same effect as an “Against” vote. There will be no broker non-votes on Proposal No. 2.

What is the quorum requirement?

A quorum of the Company’s stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 12,991,748 shares outstanding and entitled to vote. Thus, the holders of 6,495,875 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

When are stockholder proposals due for the 2019 Annual Meeting?

If you would like to submit a proposal for us to include in the proxy statement for our 2018 annual meeting, you must comply with Rule 14a-8 under the Exchange Act and the advance notice provisions of our Amended and Restated Bylaws. You must also make sure that we receive your proposal at our executive offices (sent c/o Secretary) by August 6, 2019, if the annual meeting is held within 30 days of December 28, 2019. If the annual meeting is not held within 30 days of such date, then the Company will disclose the deadline for such proposals, if different. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2019 annual meeting, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Secretary) no earlier than September 28, 2019 and no later than October 28, 2019.

If you would like to present a proposal at our 2019 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Secretary) no earlier than September 28, 2019 and no later than October 28, 2019. If the annual meeting is not held within 30 days of such date, then the Company will disclose the deadline for such proposals, if different.

If the presiding officer at the 2019 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Amended and Restated Bylaws, the proposal or nomination will be ruled out of order and not acted upon.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors shall be comprised of such number of directors as determined by the board, and directors need not be stockholders of the Company. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy shall serve for the remainder of the full term and until the director’s successor is elected and qualified.

The directors of the Company do not have a definite term of office and each director serves until his or her successor is elected and duly qualified. The Board has established a Governance/Nominating Committee, which considers director candidates, including those recommended by stockholders, and recommends candidates to the full Board for approval. To nominate a director, stockholders must submit such nomination in writing to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

The Board has (i) ratified the number of directors as six and (ii) nominated six directors (Messrs. McGoldrick, Reding, Krochuk, Engle, Gabriel, and Dr. Schwartz) for re-election at the Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. The nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by the Board. Each nominee has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve.

The following is a brief biography for each nominee for director.

Name	Age (1)	Position
Thomas J. McGoldrick (3) (4) (5)	77	Director, Chairman of the Board
Andrew P. Reding (2)	48	Director
Carl Schwartz (5)	77	Director, Chief Executive Officer
Timothy A. Krochuk (2) (4) (5)	49	Director
J. Melville Engle (2) (3)	68	Director
Richard L. Gabriel (5)	70	Director

(1) As of the date of this proxy statement.

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Governance/Nominating Committee

(5) Member of the Merger & Acquisition Committee

Nominees for election

Thomas J. McGoldrick. Mr. McGoldrick has served as a Director of the Company since 2005. Prior to that, he served as Chief Executive Officer of Monteris Medical Inc. from November 2002 to November 2005. He has been in the medical device industry for over 30 years and was co-founder and Chief Executive Officer of Fastitch Surgical in 2000. Fastitch is a start-up medical device company with unique technology in surgical wound closure. Prior to Fastitch, Mr. McGoldrick was President and Chief Executive Officer of Minntech from 1997 to 2000. Minntech was a $75 million per year publicly traded (NASDAQ-MNTX) medical device company offering services for the dialysis, filtration, and separation markets. Prior to employment at Minntech from 1970 to 1997, he held senior marketing, business development and international positions at Medtronic, Cardiac Pacemakers, Inc. and Johnson & Johnson. Mr. McGoldrick is on the Board of Directors of two other start-up medical device companies.

Andrew P. Reding. Mr. Reding is an executive with extensive experience in sales and marketing of capital equipment for the acute care markets. He has served as a director of the Company since 2006 and he is currently the President and Chief Executive Officer of TRUMPF Medical Systems, Inc., a position he has held since April 2007. Prior to that, he was Director of Sales at Smith & Nephew Endoscopy and prior to that, he served as Vice President of Sales and Director of Marketing with Berchtold Corporation from 1994 to 2006. His experience is in the marketing and sales of architecturally significant products for the operating room, emergency department and the intensive care unit. Mr. Reding has successfully developed high quality indirect and direct sales channels, implemented programs to interface with facility planners and architects and developed GPO and IDN portfolios. Mr. Reding holds a bachelor’s degree from Marquette University and an MBA from The University of South Carolina.

Carl Schwartz. Dr. Schwartz was the owner manager of dental groups in Burton, Michigan and Grand Blanc, Michigan. Dr. Schwartz previously served on the Board of Delta Dental Corporation of Michigan, was a member of the Michigan Advisory Board for Liberty Mutual Insurance and was a member of the Board of Trustees of the Museum of Contemporary Art in Florida. In 1988 Dr. Schwartz joined a family business becoming chief executive officer of Plastics Research Corporation, a Flint, Michigan, manufacturer of structural foam molding, a low-pressure injection molding process. While there he led its growth from $2 million in revenues and 20 employees, to its becoming the largest manufacturer of structural foam molding products under one roof in the U.S. with more than $60 million in revenues and 300 employees when he retired in 2001. He holds B.A. and D.D.S. degrees from the University of Detroit.

J. Melville Engle. Mr. Engle was appointed to Board on October 27, 2016. Mr. Engle has worked in the healthcare industry for the past three decades. Since 2012, he has served as President and Chief Executive Officer of Engle Strategic Solutions, a consulting company focused on CEO development and coaching, senior management consulting, corporate problem solving and strategic and operational planning. He is Chairman of the Board of Windgap Medical, Inc., and has held executive positions at prominent companies including Chairman and Chief Executive Officer at ThermoGenesis Corp., Regional Head/Director, North America at Merck Generics, President and Chief Executive Officer of Dey, L.P. and CFO, at Allergan, Inc. In addition to ThermoGenesis, he has served on the Board of Directors of several public companies, including Oxygen Biotherapeutics and Anika Therapeutics. Mr. Engle holds a BS in Accounting from the University of Colorado and a MBA in Finance from the University of Southern California. He has served as a Trustee of the Queen of the Valley Medical Center Foundation, was a Board Member of the Napa Valley Community Foundation, and at the Napa College Foundation. He was also Vice Chair of the Thunderbird Global Council at the Thunderbird School of Global Management in Glendale, Arizona.

Timothy A. Krochuk. Mr. Krochuk is Co-Founder, Managing Member and Co-CEO of Shepherd Kaplan Krochuk, one of the largest privately held wealth management firms. As Co-CEO, he is actively involved in the development of the firm’s intellectual property, consulting tools and technological capabilities. Mr. Krochuk is a portfolio manager for the private equity and real estate investment funds. He has been involved in investment management and research since 1992 and was previously the youngest diversified portfolio manager in the history of Fidelity Investments. During his tenure at Fidelity, he used advanced quantitative techniques to study a variety of industries. He was responsible for the development, programming and implementation of investment models used in managing over $20 billion in public mutual funds. Mr. Krochuk holds the Chartered Financial Analyst designation, and serves on the board of, or in an advisory capacity to, a number of private and public companies in the United States and Canada. He is a member of the Young Presidents’ Organization (YPO) and holds the Master Professional Director Certification. Mr. Krochuk holds an A.B. in Economics from Harvard College.

Richard L. Gabriel. Mr. Gabriel was appointed to the Board on December 1, 2016. He has more than 40 years of relevant healthcare experience, including two decades of executive leadership and as a director and consultant to development-stage companies. In addition, serving as chief operating officer of GLG Pharma since 2009, from 2003 until 2009 Mr. Gabriel was chief executive officer of DNAPrint Genomics and DNAPrint Pharmaceuticals. He is currently a director of Windgap Medical. Mr. Gabriel holds an MBA from Suffolk University in Boston, and a BS in Chemistry from Ohio Dominican College in Columbus.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management, and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the following directors and nominees are independent directors within the meaning of the NASDAQ listing standards: Messrs. McGoldrick, Reding, Krochuk, Engle and Gabriel. In making this determination, the Board of Directors found that none of these directors and nominees had a material or other disqualifying relationship with the Company.

Leadership structure

Effective May 5, 2016, the board of directors appointed Carl Schwartz as Interim Chief Executive Officer and appointed Thomas J. McGoldrick as Chairman of the Board. Effective December 1, 2016, the Board of Directors appointed Carl Schwartz as Chief Executive Officer. The Board believes that this division of leadership is in the best interests of the Company and its stockholders at this time.

Oversight of risk management

Board-level risk oversight is primarily performed by our full Board, although the Audit Committee oversees our internal controls and regularly assesses financial and accounting processes and risks. Our risk oversight process includes an ongoing dialogue between management and the Board and the Audit Committee, intended to identify and analyze risks that face the Company. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks for which a full analysis and risk mitigation plan are necessary. The Board (or the Audit Committee, with respect to risks related to internal controls, financial and accounting matters) monitors risk mitigation action plans developed by management, in order to ensure such plans are implemented and are effective in reducing the targeted risk.

Code of ethics and business conduct

On November 14, 2008, the Board adopted the Code of Ethics of Precision Therapeutics Inc. that applies to all officers, directors and employees of the Company. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Ethics is available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our executive office set forth on the cover page of this proxy statement.

Stockholder communications with the Board of Directors

Stockholders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)

Precision Therapeutics Inc.

Attention: Chief Financial Officer

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of Chief Financial Officer at the address of our principal executive offices listed above. All stockholder communications sent in care of our Chief Financial Officer will be forwarded promptly to the applicable director(s).

Meetings of the Board of Directors

The Board of Directors met 4 times during the fiscal year ended December 31, 2017. All directors attended at least 100% of the aggregate of the meetings of the Board of Directors and of the committees on which they served and which were held during the period for which they were directors or committee members. In addition, the directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent, in accordance with the Company’s Certificate of Incorporation, as amended, Amended and Restated Bylaws and Delaware law.

Information regarding committees of the Board of Directors

During the fiscal year ended December 31, 2017, the Board of Directors maintained four committees: the Audit Committee, the Compensation Committee, the Governance/Nominating Committee and the Merger & Acquisition Committee. The following table provides membership and meeting information for fiscal year 2017 for each of the committees of the Board of Directors in existence through December 31, 2017:

Name	Audit	Compensation	Governance / Nominating	Merger & Acquisition
Thomas J. McGoldrick		X	X	X
Andrew P. Reding	X
Carl Schwartz				X
Timothy A. Krochuk	X		X	X
J. Melville Engle	X	X
Richard L. Gabriel				X
Total Meetings in Fiscal Year 2017	4	3	1	1

Below is a description of each committee of the Board of Directors as such committees are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Family Relationships

There are no family relationships among our directors and executive officers.

Audit Committee of the Board; Audit Committee Financial Expert

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

The functions of the Audit Committee include, among other things:

☐	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

☐	coordinating, reviewing and appraising the audit efforts of the Company’s independent auditors and management and, to the extent the Company has an internal auditing or similar department or persons performing the functions of such department (“internal auditing department” or “internal auditors”), the internal auditing department; and

☐	communicating directly with the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors regarding the matters related to the committee’s responsibilities and duties.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Our Audit Committee currently consists of Mr. Krochuk, as the chairperson, Mr. Reding and Mr. Engle. Mr. Krochuk has a strong and vast financial history specializing as an investment advisor. He qualifies as a financial expert and meets independence within the meaning of NASDAQ’s listing standards. Each Audit Committee member is a non-employee director of the Board. The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Audit Committee met 4 times in fiscal year 2016 and 4 times in fiscal year 2017.

Compensation Committee

The Compensation Committee of the Board of Directors currently consists of two directors, Mr. Engle, as the chairperson, and Mr. McGoldrick. All members of the Compensation Committee were appointed by the Board of Directors, and such committee consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent” as independence is currently defined in Rule 4200(a) (15) of the NASDAQ listing standards. In fiscal 2016, the Compensation Committee met two times. The Compensation Committee met 3 times during fiscal year 2017. The functions of the Compensation Committee include, among other things:

The functions of the Compensation Committee include, among other things:

☐	Approving the annual compensation packages, including base salaries, incentive compensation, deferred compensation and stock-based compensation, for our executive officers;

☐	Administering our stock incentive plans, and subject to Board approval in the case of executive officers, approving grants of stock, stock options and other equity awards under such plans;

☐	Approving the terms of employment agreements for our executive officers;

☐	Developing, recommending, reviewing and administering compensation plans for members of the Board of Directors;

☐	Reviewing and discussing the compensation discussion and analysis with management; and

☐	Preparing any compensation committee report required to be included in the annual proxy statement.

All Compensation Committee approvals regarding compensation to be paid or awarded to our executive officers are rendered with the full power of the Board, though not necessarily reviewed by the full Board.

Our Chief Executive Officer may not be present during any Board or Compensation Committee voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers but may not vote on such items of business.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee consists of Mr. Engle and Mr. McGoldrick. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the compensation committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Governance/Nominating Committee

The Governance/Nominating Committee of the Board of Directors currently consists of Mr. McGoldrick, as the chairperson, and Mr. Krochuk, each of whom is an “independent director,” as such term is defined by The NASDAQ Market Listing Rule 5605(a)(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Structure and Meetings

The chairperson of the Governance/Nominating Committee presides at each meeting and, in consultation with the other members of the Governance/Nominating Committee, sets the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Governance/Nominating Committee ensures that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Governance/Nominating Committee reports its actions and recommendations to the Board.

Goals and Responsibilities

In furtherance of its purposes, the Governance/Nominating Committee:

☐	Evaluates the composition, organization and governance of the Board, determines future requirements and make recommendations to the Board for approval;

☐	Determines desired Board and committee skills and attributes and criteria for selecting new directors;

☐	Reviews candidates for Board membership consistent with the Committee’s criteria for selecting new directors and annually recommend a slate of nominees to the Board for consideration at the Company’s annual stockholders’ meeting;

☐	Reviews candidates for Board membership, if any, recommended by the Company’s stockholders;

☐	Conducts the appropriate and necessary inquiries into the backgrounds and qualifications of possible director candidates;

☐	Evaluates and considers matters relating to the qualifications and retirement of directors;

☐	Develops a plan for, and consults with the Board regarding, management succession; and

☐	Advises the Board generally on corporate governance matters.

In addition, the Committee, if and when deemed appropriate by the Board or the Committee, will develop and recommend to the Board a set of corporate governance principles applicable to the Company, and review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate. The Committee also advises the Board on (a) committee member qualifications, (b) appointments, removals and rotation of committee members, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board. Finally, the Committee performs any other activities consistent with this Charter, the Company’s Certificate of Incorporation, Bylaws and governing law as the Committee or the Board deems appropriate.

Committee Resources

The Governance/Nominating Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

The Governance/Nominating Committee met one time during fiscal year 2017.

Merger & Acquisition Committee

The Merger & Acquisition Committee of the Board of Directors currently consists of Dr. Carl Schwartz, as the chairperson, Mr. Timothy Krochuk, Mr. Richard Gabriel and Mr. Thomas McGoldrick, three of whom are “independent directors” as such item is defined by The NASDAQ Market Listing Rule 5605(a)(2), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the committee. Dr. Schwartz is not deemed to be independent. The Merger & Acquisition Committee is a newly formed committee constructed in December 2016 with the function of advising the Company toward any considered mergers, acquisitions, joint ventures and/or consolidations of any type. The Merger & Acquisition Committee met one time during fiscal year 2017.

Diversity

The Board of Directors does not currently have a policy regarding attaining diversity on the Board.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has the responsibility to review and approve all transactions to which a related party and the Company may be a party prior to their implementation, to assess whether such transactions meet applicable legal requirements. Except as described in this proxy statement, since the beginning of fiscal 2015, there were no related party transactions arising or existing requiring disclosure as required pursuant to NASDAQ listing standards, SEC rules and regulations or the Company’s policy and procedures.

RELATED PARTY TRANSACTIONS

In connection with the sale of the Series A Preferred Shares on February 4, 2014, Joshua Kornberg, our former President and Chief Executive Officer and a current director of the Company, was one of the purchasers. Mr. Kornberg purchased 19,231 Series A Preferred Shares for a purchase price of $25,000 and received warrants to purchase 52 shares of common stock. In August 2015, the holders of Series A Preferred Shares exchanged them for the Units sold in our public offering at that time. In that exchange, 250 shares of Series A Convertible Stock held by Mr. Kornberg were exchanged for 2,778 Units.

SOK Partners, LLC (“SOK”), a significant stockholder with Mr. Kornberg and Dr. Samuel Herschkowitz as managing partners, invested in the July 2014 offering of convertible notes and warrants. In November 2014, the convertible noteholders agreed to convert certain balances of the convertible notes in connection with the public offering of the Existing Units, in consideration of the agreement to issue certain additional shares. In connection with the Unit Offering in August 2015, all such convertible notes were redeemed at a redemption price of 140% of the principal amount thereof, plus accrued and unpaid interest. The Company paid approximately $163,000 to SOK in redemption of its convertible note.

One of the Company’s directors, Richard L. Gabriel, is the Chief Operating Officer and serves as a director of GLG Pharma (“GLG”). Another Company director, Tim Krochuk, is on the supervisory board for GLG. In September 20, 2016, the Company entered into a partnership and exclusive reseller agreement with GLG. Under the terms of the agreement, GLG intends to develop rapid diagnostic tests that utilize fluid and tissue collected by the STREAMWAY System during procedures. The Company agreed to issue an aggregate of 400,000 shares of common stock to GLG in four separate tranches of 100,000 shares of common stock in each tranche. The shares reserved in each tranche would be released after the achievement of certain development milestones designated in the agreement. In addition, the Company will pay a royalty to GLG on the sale of individual tests. Also, on November 1, 2016, the Company announced that it agreed to grant GLG exclusive rights to market and distribute the STREAMWAY System in the U.K. On November 2, 2016, the Company announced that it agreed to grant GLG the same rights in Poland and certain other countries in Central Europe. In April 2017, the partnership and exclusive reseller agreement between the Company and GLG was terminated. In November 2017, the Company announced that GLG was entering into a strategic partnership with a venture formed by the Company and Helomics Corporation, intended to use these companies’ combined technologies to bring personalized medicines and testing to certain ovarian and breast cancer patients. The partnership is expected to create new revenue streams to be shared between the Skyline-Helomics venture and GLG.

In April 2018, one of the Company’s directors, Richard L. Gabriel, executed a six-month consulting contract to help guide operations for the Company’s wholly-owned subsidiary TumorGenesis. Under the terms of the agreement Mr. Gabriel will receive $12,000 monthly cash payment. In addition, Mr. Gabriel will receive a grant of 240,000 performance-based restricted stock units (“RSU’s”) under the Company’s Amended and Restated 2012 Stock Incentive Plan, with the vesting and payment of the RSU’s based on performance milestones as set forth in the agreement. In October 2018, this agreement was extended for another 6 months.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the equity compensation plan information as of December 31, 2017:

	Number of Securities to be Issued upon Exercise of Outstanding Restricted Stock, Warrants and Options (a)	Weighted Average Exercise Price of Outstanding Options, Warrants (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	2,616,070	2.00	2,292,382
Equity compensation plans not approved by security holders	-	-	-

(1) Consists of outstanding options under the 2008 Equity Incentive Plan and the 2012 Stock Incentive Plan. The remaining share authorization under the 2008 Equity Incentive Plan was rolled over to the current 2012 Stock Incentive Plan. On December 28, 2017 Precision’s shareholders approved an amendment to the Company’s Amended and Restated 2012 Stock Incentive Plan to increase the reserve of shares of Common Stock authorized for issuance thereunder to 5,000,000.

EXECUTIVE COMPENSATION

Overview

This section describes the material elements of the compensation awarded to, earned by or paid to our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, as determined in accordance with SEC rules, collectively referred to as the “named executive officers.”

Summary Compensation Table for Fiscal 2017 and 2016

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2017 and December 31, 2016 by each of the Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	(1) Option Awards	(5) All Other Compensation	Total Compensation
Carl Schwartz, CEO (6)	2017	$83,375	-	-	$437,466	-	$520,841
	2016	-	-	-	-	-	-
David O. Johnson, COO (3)	2017	$180,800	$36,000	-	$345,798	-	$562,598
	2016	$149,053	$36,000	$97,950	$10,920	-	$293,923
Bob Myers, CFO (4)	2017	$165,800	$43,000	-	$328,194	-	$536,994
	2016	$131,234	$33,000	$90,938	$10920	-	$266,092
Joshua Kornberg, former CEO and President (2)	2017	-	-	-	-	$616,595	$616,595
	2016	$118,284	-	$90,351	-	$149,500	$358,135

(1) Represents the actual compensation cost granted during 2017 and 2016 as determined pursuant to FASB ASC 718 – Stock Compensation utilizing the assumptions discussed in Note 3, “Stock Options and Warrants,” in the notes to the financial statements included in this report.

(2) Effective May 5, 2016, Mr. Kornberg resigned as the Chief Executive Officer and President and an employee of Precision. In connection with Mr. Kornberg’s resignation, the Company and Mr. Kornberg entered into a separation agreement on June 13, 2016 (the “Separation Agreement”). In 2015 Mr. Kornberg also received options to purchase 253 shares of common stock as fees for serving on the Board of Directors. Mr. Kornberg’s minimum bonus for 2015 was 75% of his base salary or $206,250. During 2015 he also received $356,691 in additional bonuses, in recognition of bonus amounts from prior years that were waived. In 2015 he also received bonus options to purchase 8,366 shares of common stock at $65.75 per share. In 2016, Mr. Kornberg received $18,685 as part of his salary that was paid through his settlement contract. The restricted stock award for $90,351 was part of his severance settlement. All of Mr. Kornberg’s options to purchase stock were cancelled as part of his settlement contract.

(3) Effective August 6, 2018, Mr. Johnson was appointed Senior Vice President of Operations of the Company’s Skyline Medical business unit and is no longer Chief Operating Officer. Mr. Johnson’s minimum bonus for 2017 was 20% of his base salary or $36,000 that was accrued in 2017; his minimum bonus for 2016 was 20% of his base salary, or $36,000 that was accrued in 2016. During 2017 he received $36,000 in recognition of bonus amounts accrued in 2016; in 2016 he received $36,000 in income from additional bonuses in recognition of bonus amounts from 2015. In 2017, he also received bonus options to purchase 320,422 shares of common stock at $1.47 per share.  In 2017, 154,422 shares vested with the remainder vesting at 20,750 shares quarterly throughout 2018 and 2019. In 2016, he also received bonus options to purchase 3,574 shares of common stock at $4.20 per share. In 2016, Mr. Johnson exercised stock options valued at $97,950.

(4) Mr. Myers’s minimum bonus for 2017 was 20% of his base salary or $33,000 that was accrued in 2017; his minimum bonus for 2016 was 20% of his base salary, or $33,000 that was accrued in 2016. During 2017 he received $43,000 in bonus amounts $33,000 that was accrued in 2016; in 2016 he received $33,000 in income from additional bonuses in recognition of bonus amounts from 2015. In 2017, he also received bonus options to purchase 304,110 shares of common stock at $1.47 per share.  In 2017, 138,110 shares vested with the remainder vesting at 20,750 shares quarterly throughout 2018 and 2019. In 2016, he also received bonus options to purchase 3,574 shares of common stock at $4.20 per share. In 2016, Mr. Myers exercised stock options valued at $90,938.

(5) Mr. Kornberg’s All Other Compensation in 2017 consists of $616,595 in severance. In 2016, it consists of $137,500 in severance and $12,000 in medical reimbursement.

(6) Dr. Schwartz became a director on March 23, 2016 and served as Executive Chairman from October 11, 2016 to December 1, 2016. On December 1, 2016 he was appointed Chief Executive Officer. In 2017, Dr. Schwartz received options to purchase 2,381 shares of common stock as fees for serving on the Board of Directors. He also received options to purchase 166,000 shares of common stock at $1.47 vesting at 20,750 shares per quarter throughout 2018 and 2019. Additionally, Dr. Schwartz received options to purchase 239,230 shares of common stock at $1.47 per share all vesting in 2017 in lieu of cash compensation for all 2017 and part of 2016. Dr. Schwartz did not receive a salary, bonus or other payment during 2016. Dr. Schwartz received options to purchase 4,920 shares of common stock as fees for serving on the Board of Directors. Dr. Schwartz also received options to purchase 7,143 shares of common stock in 2016 as fees for serving on the Medical Advisory Committee. Certain of those options, 8,929 shares, did not vest until January 2017.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2017

The following table sets forth certain information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2017:

	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date
Carl Schwartz	3/31/2016	588	-	4.25	3/31/2026
	6/30/3016	1,334	-	3.75	6/30/2026
	9/30/2016	1,212	-	4.13	9/30/2026
	12/31/2016	8,929	-	2.80	12/31/2026
	3/31/2017	2,381	-	2.10	3/31/2027
	6/22/2017	376,886	-	1.47	6/22/2027
	11/10/2017	28,344	-	1.47	11/10/2027
	1/2/2018	141,753	-	0.97	1/2/2028
	6/30/2018	44,899	-	1.13	6/30/2028
	8/1/2018	44,899	-	1.16	8/1/2028

	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date
David O. Johnson	8/13/2012	534	-	150.0	8/13/2022
	3/18/2013	507	-	148.25	3/18/2023
	3/6/2014	167	-	431.25	3/6/2024
	9/16/2016	3,574	-	4.20	9/16/2026
	6/22/2017	320,422	-	1.47	6/22/2027
Bob Myers	8/13/2012	534	-	150.00	8/13/2022
	3/18/2013	422	-	148.25	3/18/2023
	3/6/2014	140	-	431.25	3/6/2024
	9/16/2016	3,574	-	4.20	9/16/2026
	6/22/2017	304,110	-	1.47	6/22/2027

Executive Compensation Components for Fiscal 2017

Base Salary. Base salary is an important element of Precision’s executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, Precision generally sets base salaries at levels believed to attract and retain an experienced management team that will successfully grow its business and create stockholder value. Precision also utilizes base salaries to reward individual performance and contributions to Precision’s overall business objectives but seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through Precision’s stock options and restricted stock awards.

Precision’s Compensation Committee reviews the Chief Executive Officer’s salary at least annually. The Compensation Committee may recommend adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee also reviews other executives’ salaries throughout the year, with input from the Chief Executive Officer. The Compensation Committee may recommend adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendation and the reviewed executives’ responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both Precision (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

Stock Options and Other Equity Grants. Consistent with Precision’s compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, Precision makes periodic grants of long-term compensation in the form of stock options or restricted stock to its executive officers, directors and others in the organization.

Stock options provide executive officers with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option shares to vest. This provides an incentive for an option holder to remain employed by Precision. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase stockholder value. Under Precision’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), Precision may also make grants of restricted stock awards, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. Precision adopted the 2012 Plan to give Precision flexibility in the types of awards that Precision could grant to Precision’s executive officers and other employees.

Limited Perquisites; Other Benefits. Precision provides its employees with a full complement of employee benefits, including health and dental insurance, short term and long-term disability insurance, life insurance, a 401(k) plan, FSA flex plan and Section 125 plan.

Employment Contracts

Employment Agreement with Chief Executive Officer.

On November 10, 2017, Precision entered into an employment agreement with Carl Schwartz, who has served as Chief Executive officer since December 1, 2016. The employment agreement was amended on August 20, 2018. Under the agreement the employment of Dr. Schwartz with Precision is at will.

The annualized base salary for Dr. Schwartz in 2017 was $250,000, which was increased to $275,000 in 2018. Per the amendment to the employment agreement, the annualized base salary for Dr. Schwartz, effective August 1, 2018, increased to $400,000. Such base salary may be adjusted by Precision but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction.

Dr. Schwartz may receive stock options in lieu of his base salary. At least ten (10) days before the beginning of each six-month period ending June 30 or December 31 (a “Compensation Period”) during which Dr. Schwartz is employed under this agreement he may elect to receive non-qualified stock options under the 2012 Stock Incentive Plan or other applicable equity plan of Precision in effect at the time in payment of all or a portion of his base salary for such Compensation Period in lieu of cash. Stock options (i) will be granted on the first business day of such Compensation Period, (ii) will have an exercise price per share equal to the closing sale price of Precision common stock on the date of grant, (iii) will have an aggregate exercise price equal to the dollar amount of base salary to be received in options, (iv) will have a term of ten years, and (v) will vest pro rata on a monthly basis over the period of time during which the base salary would have been earned.

For each fiscal year during the term of the agreement, beginning in 2017, Dr. Schwartz shall be eligible to receive an annual incentive bonus determined annually at the discretion of the Compensation Committee of the Board. For 2017, the Compensation Committee will award a bonus based on performance of Dr. Schwartz and Precision, including the completion of acquisitions and other factors deemed appropriate by the Compensation Committee. For 2018 and subsequent years, the bonus will be subject to the attainment of certain objectives, which shall be established in writing by Dr. Schwartz and Precision’s Board of Directors prior to each bonus period. The maximum bonus that may be earned by Dr. Schwartz for any year will not be less than 150% of Dr. Schwartz’s then-current base salary.

If Precision terminates Dr. Schwartz’s employment without cause or if the he terminates his employment for “good reason,” he shall be entitled to receive from Precision severance pay in an amount equal to six months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon Dr. Schwartz’s execution of a full and final release of liability. “Cause” is defined to mean the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Precision’s Board of Directors, if such conduct is not cured within 30 days after notice; Dr. Schwartz embezzles or misappropriates assets of Precision or any of its subsidiaries; Dr. Schwartz’s violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; breach of any agreement between the Dr. Schwartz and Precision or to which Precision and the Dr. Schwartz are parties, or a breach of his fiduciary responsibility to the Company; commission by of fraud or other willful conduct that adversely affects the business or reputation of Precision; or Precision has a reasonable belief the executive engaged in some form of harassment or other improper conduct prohibited by Precision policy or the law. “Good reason” is defined as (i) a material diminution in Dr. Schwartz’s position, duties, base salary, and responsibilities; or (ii) Precision’s notice to Dr. Schwartz that his position will be relocated to an office which is greater than 100 miles from Dr. Schwartz’s prior office location. In all cases of Good Reason, Dr. Schwartz must have given notice to Precision that an alleged Good Reason event has occurred and the circumstances must remain uncorrected by Precision after the expiration of 30 days after receipt by Precision of such notice.

During Dr. Schwartz’s employment with Precision and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with Precision or solicit clients or prospective clients of Precision with whom he worked, solicited, marketed, or obtained confidential information about during his employment with the Company, regarding services or products that are competitive with any of Precision’s services or products.

Employment Agreements with Chief Financial Officer and Former Chief Operating Officer.

On August 13, 2012, Precision entered into employment agreements with David O. Johnson, who served as Chief Operating Officer from July 1, 2012 through August 6, 2018, and Bob Myers, who has served as Chief Financial Officer since July 1, 2012 (Messrs. Johnson and Myers are referred to as the “executives”). Effective August 6, 2018, Mr. Johnson was appointed Senior Vice President of Operations of Precision’s Skyline Medical business unit. Under the agreements the employment of each of these individuals with Precision is at will. Mr. Myers’ employment agreement was amended effective August 20, 2018.

The annualized base salaries of Messrs. Johnson and Myers were $150,000 and $125,000, respectively for their first year employed. Effective July 1, 2013 the annualized base salaries of Messrs. Johnson and Myers were $180,000 and $150,000, respectively. Effective in March 2014 Mr. Myers annualized base salary was increased to $165,000. Per the amendment to the employment agreement, effective August 1, 2018, Mr. Myers’ annualized base salary was increased to $250,000 and, effective August 1, 2019, Mr. Myers’ annualized base salary will increase to $300,000. Such base salaries may be adjusted by Precision but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction. The executives will also each be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by Precision, subject to the attainment of certain objectives. Under the original employment agreements, both executives had a minimum bonus guarantee of 20% of their annualized salary. However, per the amendment to the employment agreement of Mr. Myers, Mr. Myers is eligible to receive a pro-rata annual incentive bonus for 2018 for the period January 1, 2018 through July 31, 2018 that will be not less than 20% of Mr. Myers’ then-current salary.

If the Company terminates the executive’s employment without cause or if the executive terminates his employment for “good reason,” he shall be entitled to receive from Precision severance pay in an amount equal to (a) before the first anniversary of the date of the agreement, three months of base salary, or (b) on or after the first anniversary of the date of the agreement, twelve months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon executive’s execution of a full and final release of liability. “Cause” is defined to mean the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Board, if such conduct is not cured within 30 days after notice; the executive embezzles or misappropriates assets of Precision or any of its subsidiaries; the executive’s violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; breach of any agreement between the executive and Precision or to which Precision and the executive are parties, or a breach of his fiduciary responsibility to Precision; commission by of fraud or other willful conduct that adversely affects the business or reputation of Precision; or, Precision has a reasonable belief the executive engaged in some form of harassment or other improper conduct prohibited by Company policy or the law. “Good reason” is defined as (i) a material diminution in executive’s position, duties, base salary, and responsibilities; or (ii) Precision’s notice to executive that his position will be relocated to an office which is greater than 100 miles from executive’s prior office location. In all cases of Good Reason, executive must have given notice to Precision that an alleged Good Reason event has occurred, and the circumstances must remain uncorrected by Precision after the expiration of 30 days after receipt by Precision of such notice.

During each executive’s employment with Precision and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with Precision or solicit clients or prospective clients of Precision with whom he worked, solicited, marketed, or obtained confidential information about during his employment with Precision, regarding services or products that are competitive with any of Precision’s services or products.

Potential Payments Upon Termination or Change of Control

Most of Precision’s stock option agreements provide for an acceleration of vesting in the event of a change in control of Precision as defined in the agreements and in the 2012 Stock Incentive Plan.  Additionally, the restricted stock agreements that were awarded to Precision management and directors in 2013 also provide for an acceleration of vesting in the event there is a change in control as defined in the 2012 Plan. Also, see “Employment Contracts” above for a description of certain severance compensation arrangements.

DIRECTOR COMPENSATION

Effective in 2013, the Board instituted a quarterly and an annual stock options award program for all the directors under which they will be awarded options to purchase $5,000 worth of shares of Precision common stock, par value $0.01 per quarter at an exercise price determined by the close on the last day of the quarter. Additionally, the directors that serve on a committee will receive options to purchase $10,000 worth of shares of Precision common stock, par value $0.01 annually, per committee served, at an exercise price determined by the close on the last day of the year.

Director Compensation Table for Fiscal 2017

The following table summarizes the compensation paid to each non-employee Precision director in the fiscal year ended December 31, 2017 for services to Precision:

	Fees Paid or Earned in Cash	Stock Awards	Option Awards	Total
Thomas McGoldrick	-	-	$252,525 (1)	$252,525
Andrew Reding	-	-	$219,643 (2)	$219,643
Richard Gabriel	-	-	$157,240 (3)	$157,240
Tim Krochuk	-	-	$171,769 (4)	$171,769
J. Melville Engle	-	-	$164,393 (5)	$164,393
Carl Schwartz	-	-	$3,688 (6)	$3,688

(1) Mr. McGoldrick was awarded options to purchase 243,706 shares of common stock both for serving on the Board and for participating on the Merger & Acquisition, Compensation and Corporate Governance (Chairman) Committees.

(2) Mr. Reding was awarded options to purchase 207,197 shares of common stock both for serving on the Board and for participating on the Audit Committee.

(3) Mr. Gabriel was awarded options to purchase 149,373 shares of common stock for serving on the Board and for participating on the Merger & Acquisition Committee.

(4) Mr. Krochuk was awarded options to purchase 168,876 shares of common stock for serving on the Board and for participating on the Audit (Chairman), Governance and Merger & Acquisition Committees.

(5) Mr. Engle was awarded options to purchase 158,975 shares of common stock for serving on the Board and for participating on the Audit and Compensation (Chairman) Committees.

(6) Dr. Schwartz became an employee in November 2017 pursuant to an employment agreement. Prior to that time, he was awarded options to purchase 2,381 shares of common stock for serving on the Board.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as Precision’s independent auditors for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as Precision’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of shares of capital stock of Precision present in person or represented by proxy at the Annual Meeting and entitled to vote will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Principal accounting fees and services

In connection with the audit of the fiscal 2018 financial statements, Precision entered into an engagement agreement with Deloitte & Touche LLP, which sets forth the terms by which Deloitte & Touche LLP will perform audit services for Precision.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016, by Olsen Thielen & Co., Ltd., the Company’s principal accountant for those periods. All fees described below were approved by the Audit Committee.

	2017	2016
Audit Fees (1)	$100,610	$122,559
Audit-Related Fees (2)
Tax Fees (3)	5,705	6,772
All Other Fees (4)
	$106,315	$129,331

(1)	Audit Fees were principally for services rendered for the audit and/or review of Precision’s consolidated financial statements. Also, includes fees for services rendered in connection with the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters.

(2)	There were no audit-related fees in 2017 or 2016.

(3)	Tax Fees consist of fees billed in the indicated year for professional services performed by Olsen Thielen & Co., Ltd. with respect to tax compliance.

(4)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by Olsen Thielen & Co., Ltd. that is not included within the above category descriptions.

Pre-approval policies and procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by Precision’s independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the SEC if such services are to be provided contemporaneously while serving as independent auditors. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Resignation of Independent Registered Public Accounting Firm

On April 24, 2018, the Audit Committee formally approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. On April 25, 2018, the Company accepted the resignation of Olsen Thielen & Co. (“Olsen”) as the Company’s independent registered public accounting firm.

The reports of Olsen on the Company’s audited consolidated financial statements for the two most recent fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2016, and during the subsequent interim period preceding Olsen’s resignation, there were: (i) no disagreements with Olsen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Olsen would have caused Olsen to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Olsen with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Olsen furnish the Company with a letter addressed to the SEC stating whether or not Olsen agrees with the above statements. A copy of the letter from Olsen dated April 25, 2018 was filed as an exhibit with Precision’s Current Report on Form 8-K filed on April 26, 2018.

Engagement of New Independent Registered Public Accounting Firm

As set forth above, concurrent with the decision to accept the resignation of Olsen as the Company’s independent registered public accounting firm, the Audit Committee approved the engagement of Deloitte as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

During the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2016, and during the subsequent interim period preceding Deloitte’s engagement, neither the Company, nor anyone on its behalf, consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF Deloitte & Touche LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR Precision.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 28, 2018 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;

•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”

•	Each of our directors; and

•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 14,091,748 shares of the Company’s common stock outstanding on November 28, 2018. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Precision Therapeutics Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Officers and Directors

David Johnson (2)	243,078	1.70%

Bob Myers (3)	226,539	1.58%

Thomas J. McGoldrick (4)	274,521	1.91%

Andrew Reding (5)	234,257	1.64%

Carl Schwartz (6)	662,227	4.51%

Tim Krochuk (7)	184,350	1.29%

J. Melville Engle (8)	174,449	1.22%

Richard Gabriel (9)	165,847	1.16%

All directors and executive officers as a group (8 persons)	2,165,268	13.38%

(1)       Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)       Effective August 1, 2018 Mr. Johnson is no longer the Chief Operating Officer of Precision Therapeutics Inc. His beneficial ownership includes 876 shares of common stock, and 242,202 shares that are exercisable within 60 days of November 19, 2018.

(3)       Includes 761 shares of common stock, and 225,778 shares that are exercisable within 60 days of November19, 2018.

(4)       Includes 64 shares of common stock, and 274,457 shares that area exercisable within 60 days of November 19, 2018.

(5)       Includes 53 shares of common stock, and 234,204 shares that are exercisable within 60 days of November 19, 2018.

(6)       Includes 66,173 shares of common stock, and 596,054 shares that are exercisable within 60 days of November 19, 2018.

(7)       Includes 184,350 shares that are exercisable within 60 days of November 19, 2018.

(8)       Includes 174,449 shares that are exercisable within 60 days of November 19, 2018.

(9)       Includes 164,847 shares that are exercisable within 60 days of November 19, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Precision’s officers and directors, and persons who own more than ten percent of a registered class of Precision’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish Precision with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to Precision, and on written representations from the reporting persons, Precision believes that all Section 16(a) filing requirements applicable to Precision’s directors and officers were timely met during the fiscal year ended December 31, 2017.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 2915 COMMERS DRIVE, SUITE 900, EAGAN, MINNESOTA, 55121.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By Order of the Board of Directors

/s/ Carl Schwartz

Carl Schwartz
Chief Executive Officer

Eagan, Minnesota

December 7, 2018

PRECISION THERAPEUTICS INC.

ANNUAL MEETING OF STOCKHOLDERS

December 28, 2018

3:00 PM (Central Standard Time)

At the offices of

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2018:

The Proxy Statement and the Annual Report on Form 10-K, as amended, of Precision Therapeutics Inc. are available at

http://skylinemedical.investorroom.com

Precision Therapeutics Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 28, 2018.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each of the directors nominated for re-election in Proposal 1 and “FOR” Proposals 2.

The undersigned hereby appoints CARL SCHWARTZ AND BOB MYERS, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of Precision Therapeutics Inc. (the “Company”) registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 3:00 PM (Central Standard Time) on December 28, 2018 (if you need directions to the Annual Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

- - - - - - - - - - - - please detach here - - - - - - - - - - - - -

The Board of Directors unanimously recommends a vote “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2 and.

1. To elect six members to the Board of Directors:	01 – Thomas J. McGoldrick 02 – Andrew P. Reding 03 – Carl Schwartz 04 – Timothy A. Krochuk 05 – J. Melville Engle 06 – Richard L. Gabriel	[_] Vote FOR all nominees (except as marked)	[_] Vote WITHHELD from all nominees
Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018.	[_] FOR	[_] AGAINST	[_] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 2 AND FOR EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION IN PROPOSAL 1.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 2 AND FOR EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION IN PROPOSAL 1.

Please mark this box if you have an address change: [_]

Please indicate your address changes below:

____________________________________

____________________________________

____________________________________

____________________________________

Date: ____________________________________

Signature(s) in box

PLEASE DATE AND SIGN YOUR NAME(S) ABOVE EXACTLY AS SUCH NAME(S) APPEAR(S) TO THE LEFT, INDICATING, WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. For stock held in joint tenancy, each tenant should sign.